EXHIBIT 10.1

AMENDMENT TO THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN ADOPTION AGREEMENT

This AMENDMENT TO THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN ADOPTION AGREEMENT (this “Amendment”) is made by GENTHERM INCORPORTED (the “Company”) effective as of May 19, 2017.

W I T N E S S E T H:

WHEREAS, the Company adopted the Executive Nonqualified Defined Benefit Plan (the “Plan”) with an effective date of April 1, 2008 and subsequently amended and restated the Plan with an effective date of September 5, 2012; and

WHEREAS, the Company desires to modify certain provisions of the Plan;

NOW, THEREOFRE, the Company hereby adopts this Amendment.

ARTICLE I

Terms used in this Amendment shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth.  Except as expressly set forth in this Amendment, the terms of the Plan remain unmodified, in full force and effect.

ARTICLE II

Section 4.2 of the Adoption Agreement, setting forth the designations or elections for purposes of the Plan, is hereby amended and restated to read, in its entirety, as follows:

4.2Benefit Formula.

If the Qualifying Distribution Event is Separation from Service prior to January 1, 2018, the Participant’s Accrued Benefit is an amount of $300,000 paid annually.  If the Qualifying Distribution Event is reaching the in-service date of January 1, 2018 while still in service, the Participant’s Accrued Benefit is an amount of $342,000 paid annually.

If the Qualifying Distribution Event if the Participant’s Death or becoming Disabled, the Accrued Benefit is the amount in Section 6 based on the Participant’s election.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year above stated.

Gentherm Incorporated

By:	/s/ Maurice E.P. Gunderson
Maurice E.P. Gunderson
Chairman of the Compensation
Committee and Authorized Person